UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

  Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

         Date of Report (Date of earliest event reported) June 19, 2006

                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)

          Delaware                        000-20985               06-1226727
          --------                        ---------               ----------
(State or Other Jurisdiction)     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                         Identification)

             5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
             ------------------------------------------------------

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (971) 204-0282
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 19, 2006, the Registrant (the "Company") entered into subscription agreements with International Credit Bank, a corporation formed under the laws of Panama, and Tanfield International Ltd., a corporation formed under the laws of the British Virgin Islands (collectively, the "Investors"), pursuant to which the Investors have agreed to purchase an aggregate of 16,666,666 shares of the Company's common stock, par value $0.03, at a price of $0.18 per share (the "Shares"), for an aggregate of $3,000,000, in private placement transactions pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The Subscription Agreements contain customary representations and warranties by the Investors regarding their status as non-U.S. persons, investment intent and restrictions on transfer. The Company has agreed to register the Shares under the Securities Act on the next registration statement it files with the Securities and Exchange Commission. The Company intends to use the proceeds of the private placements for general working capital purposes as well as for the commercialization of its rapid tests for HIV-1/2 diagnosis.

Attached hereto as Exhibit No. 99.1 and incorporated herein by reference is a copy of the Company's press release issued today announcing the private placement transactions.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.          Description
-----------          -----------
99.1                 Press release dated June 23, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: Lake Oswego, Oregon
       June 23, 2006
                                                  CALYPTE BIOMEDICAL CORPORATION
                                                  (Registrant)

                                                  /s/ Theodore R. Gwin
                                                  Theodore R. Gwin
                                                  Chief Financial Officer